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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       to
                                   FORM 8-A/A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                            The Indonesia Fund, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)


Maryland                                                     13-355-8141
--------                         -------------               -------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


           466 Lexington Avenue, 16th Floor, New York, New York 10017
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (212) 875-3500
                                                           --------------


                                       N/A
                     ---------------------------------------
          (Former name or former address, if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class            Name of each exchange on which
         to be so registered            each class is to be registered
         -------------------            ------------------------------

         Shares of Common Stock,        Boston Stock Exchange (Shares of
         par value $0.001               Registrant are currently listed on the
                                        New York Stock Exchange)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]



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If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant's Securities to be Registered.

     The section captioned "Additional Information About the Funds -- Description of Securities to be Issued" in Registrant's prospectus forming a part of Registrant's Post-Effective Amendment No. 1 to its Registration Statement on Form N-14 (No. 33-47744) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on March 29, 2001, is incorporated herein by reference.

Item 2. Exhibits

     The following exhibits have been filed with the Commission:

          1.   Articles of Incorporation of the Registrant, dated January 5,
               1990.*

          2.   Articles of Amendment of the Registrant dated February 14, 1990.*

          3.   Articles of Amendment of the Registrant dated February 22, 1990.*

          4. Amended and Restated By-laws of the Registrant dated November 9, 1999.*

          5. Amendment to Amended and Restated By-laws of the Registrant pursuant to resolution approved on March 15, 2001.**

          6. Form of specimen stock certificate for Common Stock of Registrant, par value $0.001.***

     * Incorporated by reference to Registrant's Registration Statement on Form N-14, as filed on October 11, 2000.

     ** Incorporated by reference to Registrant's Post-Effective Amendment No. 1 to its Registration Statement on Form N-14, as filed on March 29, 2001.

     *** Incorporated by reference to Registrant's Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2, as filed on February 28, 1990.


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                        By: /s/ Hal Liebes
                                            ------------------------------
                                            Name:  Hal Liebes
                                            Title: Senior Vice President
June 15, 2001


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